SusGlobal Appoints Gary Herman to its Board of Directors

TORONTO, ON / ACCESSWIRE / April 22, 2021 / SusGlobal Energy Corp. ("SusGlobal" or the "Company") (OTCQB: SNRG), the developer of SusGro™, a revolutionary pathogen free organic liquid fertilizer, is pleased to announce the appointment of Gary Herman to the Company's Board of Directors.

Mr. Herman has many years of experience as an investor and fund manager primarily in undervalued U.S. publicly traded companies. A highly entrepreneurial business strategist, he has been involved with many companies in raising capital, securing strategic and joint-venture partnerships, and growing businesses through his extensive global network.  Previously, Mr. Herman was an investment banker with Burnham Securities, Inc. as well as a managing partner of Kingshill Group, Inc., a merchant banking and financial advisory firm with offices in New York and Tokyo.

Mr. Herman is a current member of the Boards of several private and public companies including:  XS Financial, Inc. (CSE:  XS) (Chairman of Audit Committee); Diagnostic Lab Corporation, Inc.; Ev Transportation Systems, Inc. and Elegance Brands, Inc.

"The appointment of Mr. Herman to the Board of Directors continues SusGlobal's strategy of expanding the strength and depth of its Board through the appointment of accomplished industry veterans," commented Marc Hazout, Executive Chairman, President and CEO of SusGlobal. "Gary brings a business discipline and experience, combined with an extensive network of investment funding."

"SusGlobal is a dynamic company with strong fundamentals and I look forward to being instrumental in working with management and the board to guide the Company as it pursues an uplist to the NASDAQ," stated Mr. Herman. "The SusGlobal model of sustainable organic waste management and production of regenerative products is ready to export to municipalities throughout North America."

Following this appointment, SusGlobal's Board of Directors is comprised of four directors. Mr. Herman is the lead independent director.

About SusGlobal Energy Corp.

SusGlobal Energy Corp., the developer of SusGro™, a revolutionary pathogen free organic liquid fertilizer is a renewables company focused on acquiring, developing, and monetizing a portfolio of proprietary technologies in the waste to energy and regenerative products applications globally. It is management's objective to grow SusGlobal into a significant sustainable waste to energy and regenerative products provider, as LEADERS IN THE CIRCULAR ECONOMY®. For more information, please visit the Company's website at: www.susglobalenergy.com

Safe Harbor Statement

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's objectives. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects," "plans," "anticipates," "believes," "intends," "estimates," "projects," "aims," "potential," "goal," "objective," "prospective," and similar expressions, or that events or conditions "will," "would," "may," "can," "could" or "should" occur. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, lack of sufficient financial resources; variations in market conditions, currency and our stock; the Company's ability to obtain any necessary permits, approvals, consents or authorizations required for its activities; the Company's ability to produce energy, biogas, compost or organic fertilizer from its properties successfully or profitably, to continue its projected growth, or to be fully able to implement its business strategies and other risk factors described in the Company's filings with the U.S. Securities and Exchange Commission, which may be viewed at www.sec.gov.

Contact

SusGlobal Energy Corp.

Marc Hazout, President and CEO

(416) 223-8500 or Toll Free: 1-866-512-7374

Email: info@susglobalenergy.com

SOURCE: SusGlobal Energy Corp.